UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported _____________________.

Law Enforcement Associates Corporation
(Exact name of registrant as Specified in its charter)

Nevada	0-49907	56-2267438
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2609 Discovery Drive, Suite 125, Raleigh, NC 27616
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (919) 872-6210

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2008, the Company received notice from the American Stock Exchange, which informed the Company that it was in violation of Sections 134 and 1101 of the American Stock Exchange Company Guide for failure to file its 10-K for the year ended December 31, 2007, in a timely manner.  The Notice goes on to state that in order to maintain the Company’s listing on the American Stock Exchange, the Company must submit a plan by May 1, 2008  advising the Exchange of action it has taken, or will take, that will bring the Company into compliance with Sections 134 and 1101 of the Company Guide by no later than July 17, 2008. The Notice further states that pursuant to Section 1003(d) of the Company Guide, the Exchange is authorized to suspend and remove the Company’s securities from the Exchange.

As previously announced, the Company is in the process of completing its audited financial statements for the year ended December 31, 2007 and still expects the audit to be completed and the 10-K to be filed no later than April 25, 2008.  In the event that the audit completion is slightly delayed, the Company believes that it will file its 10-K for the year ended December 31, 2007 no later than May 1, 2008 and will be back in compliance with the American Stock Exchange rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Law Enforcement Associates Corporation (Registrant)

April 23, 2008	By:	/s/ Paul Feldman
Paul Feldman
President

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